UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2007

FF-TSY Holding Company II, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13089 (Commission File Number)	74-3205842 (I.R.S. Employer Identification No.)

8377 East Hartford Drive, Suite 200
Scottsdale, Arizona 85255
(Address of principal executive offices) (Zip Code)

(480) 585-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) As of April 27, 2007, FF-TSY Holding Company II, LLC, successor to Trustreet Properties, Inc. (the “Company”), dismissed PricewaterhouseCoopers, LLP (“PwC”) as the Company’s independent registered certified public accounting firm. The decision to change independent registered certified accounting firms was approved by the Company’s Board of Managers.

The reports of PwC on the consolidated financial statements of the Company for the years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2006 and December 31, 2005, and through April 27, 2007, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years.

During the years ended December 31, 2006 and December 31, 2005 and through April 27, 2007, there have been no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has requested that PwC furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of this letter, dated May 3, 2007, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b)  Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers, LLP to the Securities and Exchange Commission, dated May 3, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FF-TSY HOLDING COMPANY II, LLC
Date: May 3, 2007	By:	/s/ IXCHELL C. DUARTE
Vice President & Chief Accounting
Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter of PricewaterhouseCoopers, LLP to the Securities and Exchange Commission, dated May 3, 2007.